LanzaTech appoints Aura Cuellar as Executive Vice President of Growth and Strategic Projects Former Shell US Vice President of Energy Transition and Head of Capital Projects and Turnarounds to lead global strategic project deployment Skokie, Ill., May 03, 2023 – LanzaTech Global, Inc. (Nasdaq: LNZA), an innovative carbon capture and transformation company, today announced that Aura Cuellar has joined as Executive Vice President of Growth and Strategic Projects. LanzaTech is pioneering a new circular carbon economy. The company captures carbon emissions and pollution from industries and uses a specialty microbe to convert them into the building blocks used to make everyday materials, including sustainable fuels, packaging, and textiles. This process patterns after traditional refining methods but offers a way of refining carbon that has already seen a primary use rather than processing virgin fossil carbon. The company has a strong project pipeline in addition to three operating commercial scale plants and an anticipated three more coming online before the end of 2023. In October 2022, LanzaTech announced a strategic funding partnership with Brookfield Renewable to build additional commercial facilities. The funding will be provided through the Brookfield Global Transition Fund (“BGTF”), which is the largest private fund in the world focused on the energy transition. Brookfield is LanzaTech’s preferred capital partner for project opportunities in Europe and North America and following initial investments totaling $500 million, Brookfield could commit to making an additional $500 million available for investments in the strategic partnership if sufficient projects are available at the agreed milestones. With the appointment of Cuellar, who has a record of running and implementing large scale capital projects for the refining and chemicals sectors, LanzaTech installs a global executive with seasoned project management, construction, and commercial negotiation experience to accelerate deployment of projects and capital in partnership with Brookfield. The creation of a team around Cuellar is expected to fast track growth and bring additional revenue to the newly listed company by accelerating capital deployment from Brookfield. Prior to joining LanzaTech, Aura Cuellar most recently served as Vice President of Energy Transition for Shell in the United States. Originally hired into an engineering position, Cuellar advanced her 24+ year tenure at Shell across various senior executive roles in downstream manufacturing. Cuellar brings a proven successful track record of strategy development and implementation, strategic commercial partnerships formation for creating sustainable revenue pipelines, and management of an annual capital projects portfolio of $500 million. Cuellar is passionate about cultural transformation with a focus on innovation and social equity. By working and living in Europe, Africa, Asia and North and South America, Cuellar brings diverse perspective and appreciation of global and regional approaches to successfully deliver capital projects. “Carbon transformation is at the forefront of the energy transition, and I am delighted to be able to apply my skills where capital deployment isn’t a barrier. We can fast track commercial infrastructure projects thanks to this unique partnership with Brookfield Renewable. Through this partnership, LanzaTech has the potential to see carbon transformation meet the scale needed for decarbonizing hard-to-abate sectors across the economy. I am looking forward to working with our partners and creating a team in which individuals are empowered and accountable to deliver commercial results. Together we will bring new projects to life and accelerate the energy transition through a profitable decarbonization.” “LanzaTech continues to set an example for decarbonization, matching innovation with ambition,” said Natalie Adomait, Managing Partner, and Chief Investment Officer of Transition Investing. “With Aura at the helm of this infrastructure initiative, we look forward to continuing the work Brookfield has begun with LanzaTech on our journey toward a circular carbon economy.” “As the world’s first public carbon transformation company, we are doubling down our efforts to accelerate the commercial deployment of our technology,” said Jennifer Holmgren CEO of LanzaTech. “We have found the right leader in Aura and the right partner in Brookfield Renewables. Together we can get more steel in the ground and start solving our carbon emissions problem today. This is what the world needs us to do.” Cuellar also serves as Honorary Consul of the Kingdom of The Netherlands in Houston where she contributes to addressing the shared challenges of climate adaptation and resilience, health and vitality, sustainable mobility, and the energy transition. Originally from Colombia, Cuellar holds a bachelor’s degree in Environmental and Civil Engineering from Seattle University, an MBA from Western Washington University, and recently finished Executive General Management studies at INSEAD and Harvard’s Women on Boards Program. ### About LanzaTech Headquartered in Skokie, Ill., LanzaTech (Nasdaq: LNZA) transforms waste carbon into materials such as sustainable fuels, fabrics, packaging, and other products. Using a variety of waste feedstocks, LanzaTech’s technology platform highlights a future where consumers are not dependent on virgin fossil feedstocks for everything in their daily lives. LanzaTech’s goal is to challenge and change the way the world uses carbon, enabling a new circular carbon economy where carbon is reused rather than wasted, skies and oceans are kept clean, and pollution becomes a thing of the past. For more LanzaTech visit https://lanzatech.com. Forward-Looking Statements This press release includes forward-looking statements regarding LanzaTech based on the beliefs and assumptions of its management. Although LanzaTech believes that its plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, LanzaTech cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. You should not put undue reliance on these statements, which speak only as of the date hereof. LanzaTech undertakes no obligations to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, except as required by law. Contact Information LanzaTech Media Contact Kit McDonnell, Director of Communications kit.mcdonnell@lanzatech.com LanzaTech Investor Relations Contact Omar El-Sharkawy, VP, Corporate Development lanzatechir@icrinc.com